Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Gambling.com Group Limited
St. Helier, Channel Island of Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-258412, No. 333-262539, No. 333-270786, No. 333-278149, No. 333-278155 and No. 333-285963) and Form F-3 (No. 333-289617 and No. 333-272030) of Gambling.com Group Limited of our report dated March 19, 2026, relating to the consolidated financial statements of Gambling.com Group Limited, which appears in this Annual Report on Form 20-F.

/s/ BDO LLP

BDO LLP
London, United Kingdom
March 19, 2026